Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members
Diamondback Energy Services LLC

We have audited the accompanying combined balance sheet of Sooner Trucking & Oilfield Services, Inc. and affiliates (collectively, the Company) as of December 31, 2005, and the related combined statements of operations, changes in owners’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Sooner Trucking & Oilfield Services, Inc. and affiliates as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  GRANT THORNTON LLP

Oklahoma City, Oklahoma
November 10, 2006

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

COMBINED BALANCE SHEET
As of December 31, 2005

ASSETS
Current assets
Cash and cash equivalents	$2,581,166
Accounts receivable (net of allowance of $23,062)	9,686,362
Prepaid expenses and other	984,805

Total current assets	13,252,333
Property and equipment, net	21,388,514
Other assets	29,838

$34,670,685

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Current liabilities
Book overdraft	$32,803
Accounts payable	2,530,429
Accrued liabilities	615,430
Lines of credit	726,601
Current portion of long-term debt	4,934,838

Total current liabilities	8,840,101
Asset retirement obligations	26,117
Long-term debt	8,208,255

Total liabilities	17,074,473

Commitments and Contingencies (Note F)
Owners’ Equity
Common stock	15,500
Paid-in capital	1,463,278
Retained earnings	2,041,886
Partnership capital	9,460,772
Members’ equity	4,614,776

Total owners’ equity	17,596,212

$34,670,685

The accompanying notes are an integral part of this statement.

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

Revenues	$48,010,867
Costs and expenses
Cost of revenues	27,613,561
Selling, general, and administrative	2,866,808
Depreciation, amortization and accretion	3,372,971

Total costs and expenses	33,853,340

Operating income	14,157,527
Other income (expense)
Other income	94,168
Gain on sale of assets	41,092
Interest expense	(809,535)

(674,275)

Net income	$13,483,252

The accompanying notes are an integral part of this statement.

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

COMBINED STATEMENT OF CHANGES IN OWNERS’ EQUITY
For the Year Ended December 31, 2005

	Common	Paid-in	Retained	Partnership	Members’
	Stock	Capital	Earnings	Capital	Equity

BALANCE AT JANUARY 1, 2005	$15,500	$938,395	$1,426,870	$1,266,763	$247,222
Dividends and distributions to owners	—	—	(1,006,755)	(806,211)	(478,924)
Capital contributions	—	524,883	—	206,942	1,778,275
Net income	—	—	1,621,771	8,793,278	3,068,203

BALANCE AT DECEMBER 31, 2005	$15,500	$1,463,278	$2,041,886	$9,460,772	$4,614,776

The accompanying notes are an integral part of this statement.

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

COMBINED STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2005

Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities
Net income	$13,483,252
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, amortization and accretion	3,372,971
Gain on sale of assets	(41,092)
Provision for doubtful accounts	23,062
Contributed office space at estimated fair value	95,960
Change in operating assets and liabilities:
Accounts receivable	(6,106,057)
Prepaid expenses and other	(814,906)
Other assets	(14,408)
Accounts payable and accrued liabilities	1,941,928

Net cash provided by operating activities	11,940,710
Cash flows from investing activities
Additions to property and equipment	(14,474,097)
Proceeds from sale of property and equipment	225,364

Net cash used in investing activities	(14,248,733)
Cash flows from financing activities
Book overdraft	(167,724)
Additions to lines of credit	7,529,728
Payments on lines of credit	(7,906,138)
Additions to notes payable	10,604,407
Payments on notes payable	(5,490,216)
Payments on capital leases	(67,973)
Capital contributions	2,414,140
Dividends and distributions to owners	(2,267,064)

Net cash provided by financing activities	4,649,160

Net Increase in Cash and Cash Equivalents	2,341,137
Cash and cash equivalents at beginning of year	240,029

Cash and cash equivalents at end of year	$2,581,166

Cash paid during the year for interest	$746,019

Supplemental schedule of non-cash investing and financing activities:

Property and equipment with a net book value of $126,881 with related debt of $102,055 were distributed to owners.

Asset retirement obligations of $6,537 were recorded.

The accompanying notes are an integral part of this statement.

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
For the year ended December 31, 2005

Note A —	Nature of Operations and Summary of Accounting Policies

Sooner Trucking & Oilfield Services, Inc., and affiliates (“the combined entities”), consist of the following entities, which are reported on a combined basis due to common ownership and control.

The following entities have been included in the accompanying financial statements:

Sooner Trucking & Oilfield Services, Inc., an Oklahoma corporation

PJ Trucking, an Oklahoma general partnership

PL Trucking, an Oklahoma general partnership

J&T Construction, an Oklahoma general partnership

PDQ Business Travel, L.L.C., an Oklahoma limited liability company

Countyline Disposal, Inc., an Oklahoma corporation

Cementing Services, L.L.C., an Oklahoma limited liability company

Peach Street Partners, LLC, an Oklahoma limited liability company

Hi Pressure Partners, an Oklahoma general partnership

Total Oilfield Services of Oklahoma, L.L.C., an Oklahoma limited liability company

Total Oilfield Services, LP, a Texas Limited Partnership

Total Pumping Services, LP, a Texas Limited Partnership

Tolar Disposal Services, LP, a Texas Limited Partnership

The combined entities are oilfield service companies that provide materials and services used in connection with the drilling and operations of oil and natural gas wells in Oklahoma and Texas. The combined entities have the following primary lines of business: (i) well-site services and fluid logistics; and (ii) pressure pumping.

The combined financial statements include the accounts of the above entities who were acquired by Diamondback Energy Services LLC in a series of transactions that closed on January 10, 2006 (Note J). All significant intercompany balances and transactions have been eliminated.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1.	Cash and Cash Equivalents

The combined entities consider all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents.

2.	Accounts Receivable

Accounts receivable include amounts due from customers for services performed and are recorded as the work progresses. The combined entities grant credit to customers in the normal course of business and generally do not require collateral.

The combined entities regularly review outstanding receivables and provide for estimated losses through an allowance for doubtful accounts. In evaluating the level of established reserves, the combined entities make judgments regarding its customers’ ability to make required payments, economic events, and other factors. As

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
For the year ended December 31, 2005

the financial condition of customers change, circumstances develop, or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. In the event the combined entities were to determine that a customer may not be able to make the required payments, the combined entities would increase the allowance through a charge to income in the period in which that determination is made. Uncollectible accounts receivable are periodically charged against the allowance for doubtful accounts once final determination is made of their uncollectibility. Historically, these losses have been minimal.

The following is a rollforward of the allowance for doubtful accounts for December 31, 2005:

Balance, beginning of period	$—
Deductions for uncollectible receivables written off	—
Additions charged to expense	23,062

Balance, end of period	$23,062

3.	Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized while minor replacements, maintenance, and repairs, which do not improve or extend the life of such assets, are charged to operations as incurred. Disposals are removed at cost, less accumulated depreciation, and any resulting gain or loss is reflected in the accompanying combined statements of operations.

Depreciation is calculated using the straight-line method over the estimated useful lives of the depreciable assets. The useful lives of the major classes of property and equipment are as follows:

Vehicles, trailers and tanks	5 - 7 years
Other machinery and equipment	5 - 7 years
Office equipment, furniture, and fixtures	3 - 7 years
Aircraft	7 - 10 years
Disposal wells and related equipment	5 - 15 years
Buildings and improvements	15 - 30 years

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of property and equipment not held for sale is evaluated by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. If such evaluations indicate that the future undiscounted cash flows are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. There were no adjustments to the carrying value of long-lived assets in 2005.

4.	Revenue Recognition

The combined entities generate revenue from multiple service lines and product sales. Product sales represent less than 1% of total revenues. Services and products are generally sold without warranties or the right of return. In all cases, revenue is recognized when services are performed or the product has left our facilities and title has passed, collection of the receivables is probable, persuasive evidence of an arrangement exists and the price is fixed and determinable. The specific revenue sources are outlined as follows:

Well-Site Services and Fluid Logistics.  Revenue generated from well-site services and fluid logistics primarily consists of well-site construction and maintenance and the sale, transportation, storage, and disposal of fluids used in drilling, production and maintenance of oil and natural gas wells. Well-site construction and maintenance revenues are generated from fixed bid, cost-plus or fee-per-hour contracts. Well-site construction services are typically short term projects. Fluid logistics revenue is generated based

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
For the year ended December 31, 2005

on contracted rates per the job, hour or quantity hauled, stored or sold. Additional revenue is generated through ancillary sales of chemicals necessary in the disposal process and other fees such as equipment cleaning charges and fuel surcharges.

Pressure Pumping.  Pressure pumping revenues are generated through cement pumping. This service is typically provided on a contracted hourly basis. Rates are established based on the quantity pumped, pumping depth and materials. Pressure pumping services are typically short term projects. Additional revenue is generated through the sale of products, including materials consumable in the pumping process, third-party equipment rentals and fuel surcharges.

5.	Income Taxes

The combined entities are classified as partnerships or elected pass-through status for income tax purposes; accordingly, income taxes on net earnings are payable by the stockholders, members or partners and are not reflected in the combined financial statements.

6.	Use of Estimates and Assumptions

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

7.	Asset Retirement Obligations

The combined entities have an obligation to plug and abandon its disposal wells at the end of their operations. The combined entities record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of the assets and capitalize an equal amount as a cost of the assets, depreciating it over the life of the assets. Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted to reflect the passage of time, changes in the estimated future cash flows underlying the obligation, acquisition or construction of assets, and settlements of obligations.

The following table reflects the changes in the liability during the year ended December 31, 2005.

Beginning balance	$18,019
Additional obligations incurred	6,537
Accretion expense	1,561

Ending balance	$26,117

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
For the year ended December 31, 2005

8.	Concentrations of Credit Risk

Financial instruments, which potentially subject the combined entities to concentrations of credit risk consist of cash and cash equivalents in excess of federally insured limits and trade receivables. The cash and cash equivalents positions are held in financial institutions with high credit ratings. The combined entities’ accounts receivables have a concentration in the oil and natural gas industry and the customer base consists primarily of small to large independent oil and natural gas producers. While the combined entities believe its recorded receivables will be collected, in the event of default, the combined entities would follow normal collection procedures. The following table summarizes the customers with outstanding Accounts Receivable that represented 10% or more of combined Accounts Receivable as of December 31, 2005.

Customer A	38%
Customer B	12%
Customer C	10%

The following table summarizes the customers which represented 10% or more of combined revenues for 2005.

Customer A	34%
Customer D	17%
Customer E	11%

9.	Financial Instruments

The combined entities’ financial instruments consist primarily of cash and cash equivalents, trade receivables, trade payables and debt. The carrying value of cash and cash equivalents, trade receivables and trade payables are considered representative of their fair value due to the short term nature of these instruments. The fair value of long-term debt approximates its carrying value based on the borrowing rates currently available to the combined entities for bank loans with similar terms and maturities.

10.	Environmental Costs

The combined entities are subject to extensive federal, state and local environmental laws and regulations that regulate the use, storage and discharge of materials into the environment or otherwise relating to the protection of the environment. Environmental costs are expensed if they relate to an existing condition caused by past operations and do not contribute to current or future revenue generation. Liabilities are recorded when site restoration and environmental remediation and clean-up obligations are either known or considered probable and can be reasonably estimated. As of December 31, 2005, the combined entities have not accrued for or been fined or cited for any environmental violations.

11.	Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 154, “Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods’ financial statements, rather than the use of the cumulative effect of a change in accounting principle, unless impracticable. If impracticable to determine the impact on prior periods, then the new accounting principle should be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective applications is practicable, with a corresponding adjustment to equity, unless impracticable for all periods presented, in which case prospective treatment should be applied. SFAS No. 154 applies to all voluntary changes in accounting principle, as well as those required by the

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
For the year ended December 31, 2005

issuance of new accounting pronouncements if no specific transition guidance is provided. SFAS No. 154 does not change the previously issued guidance for reporting a change in accounting estimate or correction of an error. SFAS No. 154 becomes effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The combined entities do not expect this policy will have a material impact on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” establishes a framework for fair value measurements in the financial statements by providing a single definition of fair value, provides guidance on the methods used to estimate fair value and increases disclosures about estimates of fair value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The combined entities do not expect this policy will have a material impact on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS No. 158 requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. The recognition and disclosure requirements described above are effective for fiscal years beginning after December 31, 2006 except for the change in measurement date which is effective as of the beginning of the fiscal year beginning after December 31, 2008. The combined entities do not expect this policy will have a material impact on its financial position, results of operations or cash.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.” This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” This interpretation prescribes a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 31, 2006. The combined entities are currently evaluating the effect FIN 48 will have on the combined financial position, results from operations and cash flows.

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects on a company’s balance sheet and statement of operations and the related financial statement disclosures. The SAB permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities at the beginning of that year with the offsetting adjustment to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The combined entities have applied the guidance of SAB 108 for all periods presented.

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
For the year ended December 31, 2005

Note B —	Property and Equipment

Net property and equipment consists of the following at December 31, 2005:

Vehicles, trailers and tanks	$17,382,161
Other machinery and equipment	6,411,655
Office equipment, furniture, and fixtures	85,929
Aircraft	1,138,960
Disposal wells and related equipment	610,364
Buildings and improvements	707,330

26,336,399
Less accumulated depreciation	(7,077,792)

19,258,607
Land	378,530
Equipment not placed in service	1,751,377

$21,388,514

Depreciation expense charged to operations totaled $3,371,410 for the year ended December 31, 2005.

Equipment not placed in service represents purchased equipment that is being outfitted for its intended use. This equipment is not depreciated until it has been placed in service.

Note C —	Accrued Liabilities

Accrued liabilities consisted of the following at December 31, 2005:

Accrued compensation, benefits, and related taxes	$531,132
Accrued interest	84,298

$615,430

Note D —	Credit Facilities

At December 31, 2005, the combined entities maintained one revolving credit facility with a lender to provide for its liquidity and other borrowing needs.

This facility provided for aggregate borrowings of up to $1,000,000, matured August 30, 2006 and required monthly interest payments at a variable rate equal to the Wall Street Journal Prime Rate. As of December 31, 2005, borrowings under the credit facility bore interest at 7.25%. Funds available for advances under the facility totaled approximately $274,000 at December 31, 2005.

The credit facility is secured by a lien on certain of the combined entities’ accounts receivable with a carrying value of $3,036,746 at December 31, 2005, mortgage on real property owned by an owner of the combined entities, and a life insurance policy in the name of, and owned by, an owner of the combined entities.

Note E —	Long-Term Debt

In 2005, the combined entities entered into long term notes in order to provide funds for its capital equipment needs. The note terms require monthly principal and interest payments.

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
For the year ended December 31, 2005

The combined entities had outstanding long term notes balances as follows at December 31, 2005:

Collateral	Range of Interest Rates	Range of Maturities

Vehicles	Variable and fixed rates 1.9% to 8.73%	36-60 months	$286,947
Machinery and equipment	Variable and fixed rates 3.9% to 8.82%	36-67 months	12,856,146

			13,143,093
Less current portion			(4,934,838)

Long-term debt			$8,208,255

At December 31, 2005, the carrying value of vehicles and machinery and equipment collateralizing long-term debt was approximately $13,920,000, net of accumulated depreciation of approximately $3,092,000.

At December 31, 2005, the aggregate maturities of long-term debt for the next five years and thereafter are as follows:

Year ending December 31:
2006	$4,934,838
2007	4,612,952
2008	2,486,798
2009	740,999
2010	367,506

Total	$13,143,093

Substantially all borrowings under long-term debt were repaid subsequent to December 31, 2005 in connection with the sale of the combined entities (Note J).

Note F —	Commitments and Contingencies

The combined entities are from time to time parties or otherwise subject to legal proceedings, claims, investigations and other proceedings in the ordinary course of its business. These matters typically involve tort, workers compensation, billing and collections, and other intellectual property claims. Where appropriate, the combined entities make provision for a liability with respect to these claims in its financial statements, in accordance with generally accepted accounting principles. These provisions are reviewed periodically and adjusted to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and events pertaining to a particular case. Litigation is inherently unpredictable. The combined entities are not currently involved in any litigation that is considered probable or reasonably probable, individually or in the aggregate, to result in a material adverse effect on the combined financial position, results of operations or cash flows.

Note G —	Related Party Transactions

Lease Agreements

The combined entities lease one of its facilities and certain equipment from related parties under month to month operating leases. For the year ended December 31, 2005 rent expense associated with these leases was approximately $95,960.

SOONER TRUCKING & OILFIELD SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
For the year ended December 31, 2005

Revenue and Accounts Receivable

For the year ended December 31, 2005, the combined entities generated approximately $84,800 of revenue from related parties and at December 31, 2005 had accounts receivable from related parties of approximately $400,088.

Note H —	401(k) Plan

Beginning in 2004, the combined entities provide savings incentive plans for certain eligible employees. Eligible employees may contribute up to specified percentages of their annual compensation to the plan. The plans also provide for a discretionary matching contribution determined annually. The combined entities may also contribute additional amounts at its sole discretion. The matching contributions were $19,830 for the year ended December 31, 2005.

Note I —	Owners’ Equity

Sooner Trucking & Oilfield Services, Inc.’s articles of incorporation authorize 500 shares of $100 par value common stock. At December 31, 2005, 150 shares were issued and outstanding.

Countyline Disposal, Inc.’s articles of incorporation authorize 50,000 shares of $1.00 par value common stock. At December 31, 2005, 500 shares were issued and outstanding.

Note J —	Subsequent Events

In a series of transactions closed on January 10, 2006, Diamondback Energy Services LLC acquired the combined entities for approximately $92,420,000.